EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of American Science and Engineering, Inc. of our report dated June 6, 2014, relating to our audits of the consolidated financial statements, and internal control over financial reporting, included in the Annual Report on Form 10-K of American Science and Engineering, Inc. for the year ended March 31, 2014.

/s/ McGladrey LLP

Boston, Massachusetts

September 8, 2014